UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2011
Comarco, Inc.
(Exact name of registrant as specified in its charter)
000-05449
(Commission File Number)

California (State or other jurisdiction of incorporation)	95-2088894 (I.R.S. Employer Identification No.)

25541 Commercentre Drive, Lake Forest, California	92630-8870
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 599-7400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On February 9, 2011, Comarco, Inc., a California corporation (“Comarco”), and Comarco Wireless Technologies, Inc., a Delaware corporation and the wholly owned subsidiary of Comarco (collectively, “Borrower”), entered into a Third Amendment (the “Amendment”) to Loan and Security Agreement (as amended, the “Loan Agreement”) by and among the Borrower and Silicon Valley Bank (“SVB”).
     The Amendment, among other things, extends the maturity date for the credit facility to February 9, 2012. The Amendment also changes the interest rate from a floating per annum rate of between 1.5% and 2.5% above the Silicon Valley Bank Prime Rate to 3.25% above the Wall Street Journal Prime Rate; provided that the interest rate in effect on any day shall not be less than 6.5% per annum. The Amendment subjects the Borrower to a monthly collateral monitoring fee of $1,000 and, in the event the Borrower’s chief executive officer or chief financial officer ceases to hold such office, requires the Borrower to appoint a replacement satisfactory to SVB to such office within 30 days. This Amendment also amends certain reporting and other provisions in the Loan Agreement.
     In connection with the Amendment, Borrower paid SVB a $50,000 amendment fee.
     Total outstanding borrowings under the Loan Agreement remained at approximately $1 million as of February 9, 2011 and the Borrowers’ obligations under the Loan Agreement continue to remain secured by a first priority perfected security interest in Borrower’s assets. Other than as revised by the Amendment, the affirmative and negative covenants and events of default (which may result in the acceleration of payment obligations) as set forth in the Loan Agreement remain in effect.
     The foregoing description of the Amendment and the Loan Agreement in this Report is not complete and is qualified in its entirety by reference to the complete copy of the Loan Agreement previously attached as an exhibit to Comarco’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 18, 2009 and to the First and Second Amendments which were filed as Exhibit 10.1 to Comarco’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 16, 2010 and August 18, 2010, respectively, and to the complete copy of the Third Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K. The filed copies of the Loan Agreement and the amendments are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
     The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Third Amendment to Loan and Security Agreement, dated February 9, 2011, by and among Comarco, Inc., Comarco Wireless Technologies, Inc. and Silicon Valley Bank.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC. (Registrant)
Date: February 14, 2011	By:	/s/ Winston Hickman
Winston Hickman
Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1	Third Amendment to the Loan and Security Agreement, dated February 9, 2011, by and among Comarco, Inc., Comarco Wireless Technologies, Inc. and Silicon Valley Bank.